UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2006

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Former Address

Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 6, 2006, MarkWest Energy Partners, L.P. (“Registrant”) issued a press release announcing the upcoming retirement of James G. Ivey, Chief Financial Officer.  Mr. Ivey will continue as CFO until October 1, 2006, the date set for his retirement.  A copy of the press release is attached hereto as Exhibit 99.1.

The Registrant also announced that Nancy K. Masten has been named as the acting Chief Financial Officer, effective October 1, 2006.  Ms. Masten, 36, is currently the Chief Accounting Officer and Senior Vice President of MarkWest Energy Partners, L.P., having been in that position since November 2005.  Prior to joining MarkWest, Ms. Masten served as Chief Financial Officer of Experimental and Applied Sciences, Inc. (EAS) in Golden, Colorado (EAS is a wholly-owned subsidiary of the Ross Products Division of Abbott Laboratories).  Prior to her employment at EAS, Ms. Masten served as a Vice President at TransMontaigne, Inc. in Denver, Colorado.  Preceding that appointment, Ms. Masten was a Partner with Ernst & Young, having spent twelve years with the firm at its Denver, London, New York and Washington, D.C. offices.  Ms. Masten earned a B.S. in Accounting from the University of Kansas and is a licensed CPA in the State of Colorado.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1               Press Release Dated September 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.
Its General Partner

Date: September 6, 2006	By:	/s/ FRANK M. SEMPLE
Frank M. Semple President and Chief Executive Officer